UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2025

 SANGAMO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
501 Canal Blvd., Richmond, California 94804
(Address of principal executive offices) (Zip Code)
(510) 970-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, Prathyusha Duraibabu resigned from her position as Chief Financial Officer of Sangamo Therapeutics, Inc. (the “Company”), effective October 1, 2025 (the “Transition Date”), and is transitioning to part-time employment with the Company to continue to serve as the Company’s principal financial officer. In connection with Ms. Duraibabu’s departure, on September 24, 2025, the Board of Directors of the Company appointed Nikunj Jain, the Company’s Vice President, Finance and Corporate Controller, to serve as the Company’s principal accounting officer, effective as of the Transition Date. Mr. Jain will assume the role of principal accounting officer from Ms. Duraibabu.
Mr. Jain, age 46, has served as the Company’s Vice President, Finance and Corporate Controller since September 2021. Prior to joining the Company, Mr. Jain served as Executive Director, Assistant Controller at Coherus Biosciences, Inc., a commercial-stage oncology company, from November 2019 to September 2021. Earlier in his career, Mr. Jain held roles of increasing responsibility at Deloitte & Touche LLP in both the United States and India. Mr. Jain received a Bachelor of Commerce degree from Mahatma Jyotibha Phule Rohilkhand University in Bareilly, India, and is a Chartered Accountant in India and a Certified Public Accountant in California (inactive).
There is no arrangement or understanding between Mr. Jain and any other person pursuant to which Mr. Jain was appointed as principal accounting officer of the Company, and there are no family relationships between Mr. Jain and any of the Company’s directors or executive officers. Mr. Jain has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Jain’s appointment, the Company has entered into an employment agreement with Mr. Jain (the “Jain Employment Agreement”) providing for, among other things, an annual base salary of $347,548, continued eligibility to receive an annual cash bonus under the Company’s Amended and Restated Incentive Compensation Plan (the “Incentive Plan”) with a target of 30% of his annual base salary, and continued eligibility to receive future equity awards under the Company’s Amended and Restated 2018 Equity Incentive Plan on an annual basis. In addition, Mr. Jain will continue to be eligible to receive certain severance benefits under the Company’s Amended and Restated Executive Severance Plan (the “Severance Plan”).
In connection with Ms. Duraibabu’s transition to part-time employment, the Company expects to enter into an amended and restated employment agreement with Ms. Duraibabu (the “Duraibabu Employment Agreement”) providing for, among other things, an annual base salary of $145,188 and a cash retention bonus of $160,000, payable on January 31, 2026, subject to her continued employment through such date (or subject to her termination earlier than this date other than for cause). Ms. Duraibabu will continue to be eligible to receive certain severance benefits under the Severance Plan, but only such benefits arising in the event of a Change of Control (as defined in the Severance Plan) occurring during her employment with the Company.
The Severance Plan and the Incentive Plan are each described under the heading “Executive Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2025. The foregoing descriptions of the Jain Employment Agreement and the Duraibabu Employment Agreement are only summaries and are qualified in their entirety by the Jain Employment Agreement and the Duraibabu Employment Agreement, respectively, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the Quarter ending September 30, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: September 30, 2025	By:	/s/ SCOTT B. WILLOUGHBY
	Name:	Scott B. Willoughby
	Title:	Chief Legal Officer and Corporate Secretary